Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-33094, 333-97249, and 333-149828 on Form S-8 of our report dated June 27, 2012 appearing in this Annual Report on Form 11-K of National Grid USA Companies’ Incentive Thrift Plan I for the year ended December 31, 2011.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 27, 2012